Exhibit 99.1

GENIUS PRODUCTS, INC. REPORTS RESULTS FOR THE
SECOND QUARTER ENDED JUNE 30, 2006

Generates record second quarter 2006 gross revenues of $102 million
174% increase over the first quarter 2006 gross revenues of $37 million and
217% increase over the full year 2005 gross revenues of $32 million

Achieves second quarter non-GAAP adjusted net income of $0.5 million

SANTA MONICA, Calif.—August 14, 2006—Genius Products, Inc. (OTC BB: GNPI) today announced results for its second quarter ended June 30, 2006. As previously announced, Genius Products, Inc. completed its strategic transaction with The Weinstein Company (“TWC”) on July 21, 2006.

The quarterly results included the releases of multiple TWC theatrical films on DVD including“Hoodwinked”, “Doogal”, “Transamerica”, “Wolf Creek” and“Mrs. Henderson Presents” under the interim distribution agreement with TWC. The presentation of the Company’s second quarter results reflects the operations of the Company prior to the closing of the TWC transaction.

Second Quarter Highlights

Financial Results

Second quarter results reflect a significant improvement in revenues and gross profit largely as a result of releases from the TWC relationship and early success from the Company’s recently announced new content relationships.

Gross revenues increased to $102.4 million for the second quarter of 2006 from $5.2 million during the comparable period last year.

Sales returns, discounts and allowances were $27.3 million for the second quarter of 2006, compared to $1.3 million for the second quarter of 2005. This increase coincides with the increase in overall gross revenues. Sales returns, discounts and allowances increased marginally to 26.7% of gross revenues in the second quarter of 2006 compared to 24.6% of gross revenues for the comparable period last year and decreased compared to 30.9% of gross revenues for the full year 2005. The increase in returns related to management’s cautious approach to avoid out of stocks on the first few TWC video releases. The Company continued to enhance its new inventory management system during the second quarter of 2006 which resulted in noticeable improvements in forecasting returns related to the most recent releases, and the Company expects continued improvements in sales forecasting and monitoring going forward.

Gross profit for the second quarter 2006 improved to $14.8 million or 19.7% of net revenues, compared to a gross loss of approximately $1.7 million for the comparable period last year. The improvement was primarily due to higher net revenues coupled with the culmination of the shift away from the historic Genius Products value business.

Sales and marketing expenses, which are primarily recoupable expenses, increased to $11.0 million in the second quarter of 2006 from $0.6 million in the comparable period last year primarily due to the increased level of expenses incurred in connection with releasing TWC titles.

General and administrative expenses increased to $7.4 million in the second quarter 2006 compared to $2.6 million in the second quarter 2005 primarily due to one-time non-recurring general and administrative expenses of $3.4 million associated with the TWC transaction and the resulting ramp-up of our infrastructure. Excluding these expenses and non-cash compensation expense related to rule FAS 123(R) of $0.7 million, G&A totaled $3.3 million in the second quarter 2006 or 4.3% of net revenues.

For the second quarter of 2006, net loss was $4.0 million or $0.07 per share compared to a net loss of $5.3 million or $0.13 per share for the second quarter of 2005. The second quarter 2006 net loss included non-cash compensation expense related to FAS 123(R) of $0.7 million, depreciation, amortization, and taxes totaling $0.6 million, net interest income of $0.2 million and one-time non-recurring general and administrative expenses of $3.4 million relating to the TWC transaction and the resulting ramp-up of our infrastructure. Excluding these items, the Company recorded adjusted net income on a non-GAAP basis of $0.5 million or $0.01 per share for the second quarter 2006. A reconciliation of GAAP net loss to adjusted net income, a non-GAAP measure, is provided in the attached tables.

The Company believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP (Generally Accepted Accounting Principles) measures, are useful because that information is an appropriate measure for evaluating the Company’s operating performance. Internally, the company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to these indicators. These measures should be considered in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP.

Strategic Achievements

-- Announced the addition of several major content brands in sports, family and genre categories including:

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ESPN Home Entertainment - Genius entered into an exclusive distribution agreement with ESPN and through Genius Products, LLC (the “Distributor”) is expected to distribute a minimum of 15 titles per year through 2011 including ESPN Original Entertainment titles such as “3”, “Four Minutes”, “The Junction Boys”, “Playmakers”, “Through the Fire”, “Tilt”, and the upcoming “Ali Rap”, along with major branded programs from SportsCentury, ESPN Classic, ESPN Outdoors, X Games, ABC Sports, and college sports titles (please refer to the 8-K filed on July 11, 2006)

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Classic Media - Genius acquired the rights at this year’s Tribeca Film Festival to distribute “Lassie” on DVD. Roadside Attractions and Samuel Goldwyn Films are expected to release the new critically acclaimed feature film, Lassie in theaters on September 1. Written and directed by BAFTA Award-winner, Charles Sturridge (“Fairytale”, “Longitude”, “Shackelton”), “Lassie” has been heralded as “a new classic” by the BBC.

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Dragon Dynasty - Genius, through the Distributor, will manage all home video output of The Weinstein Company's dynamic new label, Dragon Dynasty, under which all The Weinstein Company's Asian titles are expected to be released, including “Ong Bak 2”, “The Protector” (aka“Tom Yum Goong”), “Born to Fight”, “Kill Zone”, “Seven Swords” and“Dragon Squad”. The Weinstein Company's Dragon Dynasty library already includes films starring some of Asia's hottest actors such as Jackie Chan, Jet Li, Stephen Chow, Donnie Yen, Michelle Yeoh and Sammo Hung, as well as titles from legendary filmmakers John Woo, Yuen Woo-ping and Corey Yuen Kwai, amongst others.

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BKN Home Entertainment Ltd - A library of 16 classic children's properties; the slate expected to be released on DVD in 2006 and 2007 including: “A Christmas Carol”, “Ali Baba and the Forty Thieves” and“Kong Return to the Jungle”.

Operational Achievements and Outlook

-- Closed the strategic transaction with TWC on July 21, 2006 providing Genius Products, LLC with the exclusive U.S. home video distribution rights for virtually all TWC's filmed entertainment and direct-to-video product (please refer to the 8-K filed on July 26, 2006)

-- Continued enhancements to the new retail inventory management system to advance the Company’s vendor managed inventory program

-- Reorganized and enhanced the Company organizational infrastructure to manage the significant growth in business from the TWC relationship and other new content relationships

-- Expanded the Board of Directors of Genius Products, Inc. from four to six members with the addition of two TWC executives, Larry Madden, Executive Vice President and CFO of TWC, and Irwin Reiter, Executive Vice President of Accounting and Financial Reporting of TWC

-- In the third quarter, the Company expects to release, through the Distributor, four TWC theatrical titles on DVD: “The Matador”, “The Libertine”, “Scary Movie 4” and “Lucky Number Slevin”, and 9 IFC (Independent Film Channel) theatrical titles on DVD including, “Manderlay”, “CSA: The Confederate States of America”, “Sorry Haters” and “Lonesome Jim”

--The Company, through the Distributor, expects to release two direct-to-video titles during the third quarter of 2006 including “Kill Zone”, a Dragon Dynasty title and Bridezillas

“We are now among the fast growing companies in the entertainment industry. With the closing of The Weinstein Company transaction and the exclusive ESPN distribution agreement in place, we have successfully positioned Genius Products, LLC as a leading home entertainment distributor in the industry. Many content providers are re-thinking how to more effectively distribute home entertainment content to the public, and we believe we offer a premiere solution. With our strong management team, proven infrastructure and solid retail relationships, we remain focused on adding many additional strategic branded entertainment partnerships in the near future,” stated Stephen K. Bannon, Chairman.

"This is an historic moment for our company and the beginning of what we hope will be sustained profitable growth. The majority of our focus has been devoted to the build-out of our infrastructure, the successful distribution of TWC content and the expansion of our product portfolio,” commented Trevor Drinkwater, President and Chief Executive Officer. “Within the first 100 days of our operational relationship with TWC commencing with the DVD release of “Derailed” on March 21 to the end of this quarter, we have achieved two #1 DVD releases: “Derailed” the number one rental title in its debut week and “Hoodwinked”, the #1 sell-thru DVD in its debut week, and added a number of new content providers including ESPN, Classic Media and BKN. We also announced the launch of the Dragon Dynasty brand in partnership with TWC. Our ability to attract these premium content providers validates the thesis of our transaction with TWC.”

"Genius is beginning to experience the potential operating leverage our business model is capable of achieving. This is clearly demonstrated by the adjusted net income of $0.5 million for the second quarter 2006,” remarked John Mueller, Executive Vice President and Chief Financial Officer.

Beginning with the Company’s Form 10-Q for the third quarter of 2006, the Company will account for its investment in Genius Products LLC (the “Distributor”) on its financial statements using the equity method of accounting. Under the equity method of accounting, only its investment in and amounts due to and from the equity investee will be included in its consolidated balance sheet. On its statement of operations, the Company will record its 30% share of the Distributor’s profit or loss as equity in net earnings (losses) from investee. Commencing after July 21, the closing date of the TWC transaction, substantially all of the Company’s results from its own business and from releasing TWC product will be reflected in the financial statements of the Distributor. The Company will include separate quarterly and audited annual financial statements of the Distributor in a note to its financial statements (for additional information please review our quarterly report on Form 10-Q filed on August 14, 2006).

The Company will host an investor conference call to discuss the results today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). Investors are invited to listen to Genius Products' conference call by dialing 866-831-6234 and using the passcode 56016164. International callers can dial 617-213-8854 and enter the same passcode. There will also be a simultaneous webcast available at www.geniusproducts.com.

A replay of the call will be available until August 28 and can be accessed by dialing 888-286-8010 from the U.S., or 617-801-6888 for international callers, and using the passcode 81983074. A replay webcast will also be available at www.geniusproducts.com.

About Genius Products, Inc.

Genius Products, Inc. (OTC BB:GNPI), along with The Weinstein Company, jointly own Genius Products, LLC, a leading independent home-entertainment distribution company that produces, licenses, and distributes a valuable library of motion pictures, television programming, family, lifestyle and trend entertainment on DVD and other emerging platforms through its expansive network of retailers throughout the U.S.  Genius handles the distribution, marketing and sales for such brands as Asia Extreme(TM), Baby Genius®, Dragon Dynasty™, Dimension Films, ESPN®, IFC®, NBC News®, Sundance Channel Home Entertainment®, Wellspring™ and The Weinstein Company®.

Use of Non-GAAP Financial Information

Adjusted net income as presented in this press release and management's audio presentation is a non-GAAP financial measure that represents GAAP net income excluding the effects of a variety of charges and credits that are required to be included in a GAAP presentation, including non-cash compensation expense related to FAS 123(R), depreciation, amortization, taxes, interest income, interest expense, TWC transaction-related expenses including legal, accounting and tax advisory fees and one-time expenses associated with the ramp-up of operations including recruitment, consulting, software and occupancy costs. Adjusted net income may differ from non-GAAP measures used by other companies and is not a measurement under GAAP. Management believes the adjusted net income presentation enhances an overall understanding of Genius Products’ financial performance from operations, and it is used by management for that purpose. The Company believes adjusted net income and per share adjusted net income provide useful information to investors about the Company’s financial performance because it eliminates the effects of period to period changes in non-cash compensation expenses, depreciation, amortization, interest income, interest expense, taxes and non-recurring expenses associated with the TWC transaction and the resulting ramp-up of operations, all of which the Company believes are not reflective of the underlying performance of its ongoing operations. Measures similar to adjusted net income are also widely used by the Company and other companies in the industry to evaluate and price potential acquisition candidates. In addition, the Company presents these measures because the Company believes they are frequently used by analysts, investors and other interested parties in evaluating companies such as Genius Products. Since Genius Products has historically reported non-GAAP results to the investment community, management believes the inclusion of these non-GAAP financial measures provides consistency in its financial reporting.

There are limitations inherent in non-GAAP financial measures such as adjusted net income in that they exclude a variety of charges and credits that are required to be included in a GAAP presentation, and do not therefore present the full measure of Genius Products recorded costs against its revenue. Management compensates for these limitations in non-GAAP measures by also evaluating performance based on traditional GAAP financial measures. Accordingly, investors should consider these non-GAAP results together with GAAP results, rather than as an alternative to GAAP basis financial measures.

Safe Harbor Statement
Except for historical matters contained herein, the matters discussed in this press release are forward-looking statements. The forward-looking statements reflect assumptions and involve risks and uncertainties that may affect Genius Products’ business, forecasts, projections and prospects, and cause actual results to differ materially from those in these forward-looking statements.  These forward-looking statements include, but are not limited to, statements relating to our profitability and revenues in 2006 or beyond, increased sales volume and improved profitability, our anticipated growth of revenues, our ability to forecast returns, our ability to successfully position ourselves as a leading home entertainment distributor, the number of anticipated releases per year, the anticipated timing and financial performance of new releases including  “3”, “Four Minutes”, “The Junction Boys”, “Playmakers”, “Through the Fire”, “Tilt”,“Ali Rap”, including releases from SportsCentury, ESPN Classic, ESPN Outdoors, X Games, ABC Sports, and college sports titles, “Lassie”, “Ong Bak 2”, “The Protector”, “Born to Fight”, “Kill Zone”, “Seven Swords”, Dragon Squad”, BKN titles such as “Christmas Carol”, “Ali Baba and the Forty Thieves” and “Kong Return to the Jungle” and TWC titles such as “The Matador”, “The Libertine”, “Lucky Number Slevin”, “Feast”, “Clerks II”, and  “Pulse” and any other statements relating to such new release that are not historical statements of fact.  Actual results could vary for many reasons, including but not limited to, our ability to continue to attract and keep experienced management, acquire and keep valuable content or expand the distribution partnership, the unpredictability of audience demand, the success of TWC titles at box office and the popularity of our titles on DVD, especially TWC and ESPN titles,  our ability to perform under the terms of our agreement with our content providers, especially with TWC and ESPN, our ability to continue to manage our significant growth, the effect of technological change and the availability of alternative forms of entertainment, our ability to maximize our operating leverage.  Other such risks and uncertainties include the matters described in Genius Products’ filings with the Securities and Exchange Commission. Genius Products assumes no obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of this press release.

(Financial Tables Follow)

Genius Products, Inc. and Subsidiaries
Consolidated Balance Sheets

	June 30, 2006	December 31, 2005
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$43,489,769	$30,597,164
Accounts receivable, net of allowance for doubtful accounts of $942,361
(June 30, 2006 - $1,238,061) and sales returns of $5,966,428 (June 30, 2006 - $19,658,690)	48,457,391	2,406,658
Inventories, net	18,564,106	5,567,953
Prepaid expenses	446,718	703,875
Notes receivable, related party	-	750,000

Total current assets	110,957,984	40,025,650

Restricted cash	303,353	-
Property and equipment, net	736,434	396,358
Film library, net of accumulated amortization of $4,027,308and $4,850,312	22,926,070	19,727,179
Notes receivable, related party	1,712,353	1,712,353
Goodwill	14,487,917	14,487,917
Deposits and other	206,583	15,545

Total assets	$151,330,694	$76,365,002

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,591,524	$9,242,560
Notes payable	200,000	5,379,296
Remittance due to Licensor	61,674,457	-
Accrued expenses	20,346,505	3,307,893
Deferred revenue	10,549,480	-
Customer deposits	189,423	189,423
Debentures payable	-	50,750
Redeemable common stock	424,121	414,471

Total current liabilities	100,975,510	18,584,393

Deferred tax liability	1,380,338	1,380,338
Deferred gain, related party	1,148,907	1,212,353

Total liabilities	103,504,755	21,177,084

Commitments and contingencies

Stockholders’ equity
Preferred stock, $.0001 par value; 10,000,000 shares authorized; no shares
outstanding	-	-
Common stock, $.0001 par value; 100,000,000 shares authorized;
60,438,154 and 61,002,626 shares outstanding	6,100	6,044
Additional paid-in capital	96,211,014	93,919,755
Accumulated deficit	(48,391,175)	(38,737,881)

Total stockholders’ equity	47,825,939	55,187,918

Total liabilities and stockholders' equity	$151,330,694	$76,365,002

Genius Products, Inc. and Subsidiaries
Consolidated Statement of Operations
Three Months Ended June 30, 2006 and 2005

	Three Months Ended June 30,

	2006 GAAP	Adjustments to Non-GAAP	2006 Non- GAAP	Restated 2005 GAAP	Adjustments to Non-GAAP	Restated 2005 Non-GAAP

Revenues:
Video and DVD	$101,925,551	$-	$101,925,551	$3,797,130	$-	$3,797,130
Theatrical	138,291	-	138,291	467,469	-	467,469
Audio	244,501	-	244,501	494,707	-	494,707
Royalties, licensing and other	53,877	-	53,877	429,803	-	429,803

Gross revenues	102,362,220	-	102,362,220	5,189,109	-	5,189,109
Sales returns, discounts and allowances	(27,349,625)	-	(27,349,625)	(1,276,659)	-	(1,276,659)

Net revenues	75,012,595	-	75,012,595	3,912,450	-	3,912,450

Costs and expenses
Cost of revenues:
Video and DVD	59,518,611	-	59,518,611	2,751,420	-	2,751,420
Theatrical	-	-	-	1,155,663	-	1,155,663
Audio	181,123	-	181,123	699,600	-	699,600
Amortization of production masters and film library	428,623	(428,623)	-	1,036,801	-	1,036,801
Warehouse expense and other	78,844	-	78,844	-	-	-

Total cost of revenues	60,207,201	(428,623)	59,778,578	5,643,484	-	5,643,484

Gross profit (loss)	14,805,394	428,623	15,234,017	(1,731,034)	-	(1,731,034)

Operating expenses (income):
Product development	504,471	-	504,471	216,839	-	216,839
Sales and marketing	11,025,945	-	11,025,945	631,194	-	631,194
General and administrative	7,400,260	(4,197,049)	3,203,211	2,632,162	-	2,632,162
Gain on sale, related party	(23,179)		(23,179)	-	-	-

Total operating expenses	18,907,497	(4,197,049)	14,710,448	3,480,195	-	3,480,195

Income (loss) from operations	(4,102,103)	4,625,672	523,569	(5,211,229)	-	(5,211,229)

Interest expense	(8,315)	8,315	-	(76,948)		(76,948)
Interest income and other	237,887	(237,887)	-		-	-

Loss before provision for income taxes	(3,872,531)	4,396,100	523,569	(5,288,177)	-	(5,288,177)

Provision for income taxes	107,000	(107,000)	-	8,175	-	8,175

Net income (loss)	$(3,979,531)	$4,503,100	$523,569	$(5,296,352)	$-	$(5,296,352)

Basic and diluted net loss per share	$(0.07)		$0.01	$(0.13)		$(0.13)

Basic and diluted weighted average shares	60,797,241		60,797,241	41,754,657		41,754,657

We believes that certain non-GAAP measures, when processed in conjunction with comparable GAAP measures, are useful because that information is an appropriate measure for evaluating our operating performance. Internally, we use this non-GAAP information as an indicator of business performance, and evaluate management's effectiveness with specific reference to this indicator. These measures should be considered an addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Genius Products, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures

	Three Months Ended June 30, 2006
	Net income (loss)	Net income (loss) per share

GAAP basis measures	$(3,979,531)	$(0.07)

Transaction costs (1)	2,356,589	0.04
Severance and outside consulting (2)	1,052,665	0.02
FAS123R option compensation expense (3)	730,210	0.01
Amortization of film library	428,623	0.01
Depreciation and amortization	57,585	0.00
Interest, net	(229,572)	(0.00)
Provision for income taxes	107,000	0.00

Total adjustments	4,503,100	0.07

Adjusted net income (non-GAAP)	$523,569	$0.01

(1) Transaction costs: Operating results for the three months ended June 30, 2006 were affected by the increased investment banking fees, legal fees, and audit fees related to the transaction announced with The Weinstein Company.

(2) Severance and outside consulting: Operating results for the three months ended June 30, 2006 included severance charges and non-recurring charges from outside consultants primarily related to the increased sales volume anticipated as part of the new relationship with The Weinstein Company.

(3) FAS123R option compensation expense: Operating results for the three months ended June 30, 2006 included share-based compensation related to options granted to employees.

Contact:
Integrated Corporate Relations
John Mills / Anne Rakunas, 310-954-1100